                                                                    EXHIBIT 99.1

                      SIGNATURES FOR FORM 4

                      VERIZON COMMUNICATIONS INC.

                      By: /s/ John W. Diercksen
                          -----------------------------------------------------
                      Name: John W. Diercksen
                      Title: Executive Vice President - Strategy, Development
                             and Planning
                      Date: April 8, 2011

                      VERIZON HOLDINGS INC.

                      By: /s/ John W. Diercksen
                          -----------------------------------------------------
                      Name: John W. Diercksen
                      Title: Executive Vice President - Strategy, Development
                             and Planning
                      Date: April 8, 2011